SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 4, 2004

DIGITAS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-29723	04-3494311
(Commission File Number)	(I.R.S. Employer Identification No.)

800 Boylston Street, Boston, Massachusetts	02199
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (617) 867-1000

Item 9.    Regulation FD Disclosure

In February 2004, David W. Kenny, Jeffrey J. Cote and Robert L. Cosinuke adopted stock trading plans for trading in Digitas Inc. common stock in accordance with Rule 10b5-1 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Each of Messrs. Kenny, Cote and Cosinuke are executive officers of Digitas Inc. and intend to file Forms 4 evidencing sales under these stock trading plans as required under Section 16 of the Exchange Act. Generally, such stock trading plans allow a corporate insider to gradually diversify holdings of company stock while minimizing any market effects of such trades by spreading them out over an extended period of time and reducing any market concerns that such trades were made by a person while in possession of material nonpublic information. Consistent with Rule 10b5-1, the Digitas Inc. Employee Trading Statement and Digitas Inc. Employee Trading Procedures and Guidelines permit personnel to implement Rule 10b5-1 stock trading plans provided that, among other things, they are not in possession of any material nonpublic information at the time that they adopt such plans.

Under Mr. Kenny’s stock trading plan, he has arranged to sell up to 400,000 shares of common stock that he plans to acquire through the exercise of employee stock options granted to him in January 1999. The shares will be sold from time to time over a twelve month period. The shares represented by Mr. Kenny’s stock trading plan constitute approximately 4.6% of his vested and unvested stock options. Assuming the sale of all shares under this stock trading plan, Mr. Kenny owns (i) 1,000 shares of common stock and (ii) vested and unvested options to purchase approximately 8,263,000 shares of common stock.

Under Mr. Cote’s stock trading plan, he has arranged to sell up to 90,000 shares of common stock that he currently owns or plans to acquire through the exercise of employee stock options granted to him in December 2001. The shares will be sold from time to time over an eighteen month period. The shares from the exercise of stock options represented by Mr. Cote’s stock trading plan constitute approximately 14.5% of his vested and unvested stock options. Assuming the sale of all shares under this stock trading plan, Mr. Cote owns vested and unvested options to purchase approximately 489,000 shares of common stock.

Under Mr. Cosinuke’s stock trading plan, he has arranged to sell up to 200,000 shares of common stock that he plans to acquire through the exercise of employee stock options granted to him in January 1999. The shares will be sold from time to time over a twelve month period. The shares represented by Mr. Consinuke’s stock trading plan constitute approximately 21% of his vested and unvested stock options. Assuming the sale of all shares under this stock trading plan, Mr. Cosinuke owns (i) approximately 1,000 shares of common stock and (ii) vested and unvested options to purchase approximately 755,000 shares of common stock.

Except as may be required by law, Digitas Inc. does not by filing this report undertake to report modifications, terminations or other activities under these trading plans, nor the establishment of future plans by these or other officers or directors of Digitas Inc.

Such information shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAS INC.

Date: February 18, 2004	By:	/s/ THOMAS M. LEMBERG
Thomas M. Lemberg Secretary